Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of the HSBC Investor Funds:
In planning and performing our audits of the financial statements of HSBC Investor Funds
HSBC Investor Money Market Fund
HSBC Investor U.S. Government Money
Market Fund HSBC Investor TaxFree
Money Market HSBC Investor New York
TaxFree Money Market Fund HSBC Investor
U.S. Treasury Money Market Fund HSBC Investor
California TaxFree Money Market Fund HSBC
Investor New York TaxFree Bond Fund HSBC
 Investor Growth and Income Fund HSBC Investor
MidCap Fund Investor Intermediate Duration
Fixed Income Fund HSBC Investor Core Plus
 Fixed Income Fund HSBC Investor Growth Fund
HSBC Investor Value Fund HSBC Investor
Overseas Equity Fund HSBC Investor High
Yield Fixed Income Fund and HSBC Investor
Opportunity Fund as of and for the year ended
October312006
in accordance with the standards of the Public
 Company Accounting Oversight Board (United States) we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of
 expressing an opinion on the effectiveness of HSBC Investor Funds internal control over financial reporting. Accordingly we express no such opinion.
The management of HSBC Investor Funds
is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees in the normal
course of performing their assigned functions to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with U.S.
 generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of HSBC Investor Funds
 internal control over financial reporting was
for the limited purpose described in the first
paragraph and would not necessarily disclose
all deficiencies in internal control that might
be significant deficiencies or material
weaknesses under standards established by
the Public Company Accounting Oversight
Board (United States). However we noted
no deficiencies in HSBC Investor Funds
 internal control over financial reporting and
their operation including controls for safeguarding
securities that we consider to be a material weakness
as defined above as of October312006.
This report is intended solely for the
information and use of management and the
Board of Trustees of HSBC Investor Funds
and the Securities and Exchange Commission
 and is not intended to be and should not be used
 by anyone other than these specified parties.
/s/ KPMG LLP
Columbus Ohio
December222006


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